UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 23, 2005

ENSCO International Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (214) 397-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and Restated Credit Agreement
Guaranty

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2005, ENSCO International Incorporated (the “Company”) amended and restated its existing $250 million Credit Agreement with a syndicate of lenders. The amended and restated agreement (the “2005 Credit Facility” or “Amended and Restated Credit Agreement”) provides for a $350 million unsecured revolving credit facility for general corporate purposes. In consideration of the Company issuing a guaranty (the “Guaranty”) in favor of the Administrative Agent, the Company’s wholly-owned subsidiary, ENSCO Offshore International Company (“EOIC”), was also added as a Borrower, with a sublimit of $200 million for borrowings and letters of credit. The 2005 Credit Facility has a five-year term, expiring June 23, 2010, and replaces the Company’s $250 million five-year Credit Agreement that was scheduled to mature on July 26, 2007. Advances under the 2005 Credit Facility bear interest at the Administrative Agent’s base rate or at the LIBOR rate plus an applicable margin rate depending on the Company’s credit rating. The Company pays an undrawn facility fee on the total $350 million commitment, which is also based on the Company’s credit rating, and pays an additional utilization fee on outstanding advances if such advances exceed 50% of the total $350 million commitment. The Company is required to maintain certain financial covenants, including a specified level of interest coverage, and debt to total capitalization ratio. The Company also has the right to increase the commitments under the 2005 Credit Facility to an aggregate amount of up to $500 million. A copy of the Amended and Restated Credit Agreement and a copy of the Guaranty are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 23, 2005, among ENSCO International Incorporated and ENSCO Offshore International Company as Borrowers, the lenders signatory thereto, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A. as Administrative Agent, JPMorgan Chase Bank, NA, as Syndication Agent, DnB NOR Bank ASA, New York Branch as Issuing Bank, The Bank Of Tokyo-Mitsubishi, Ltd., DnB NOR Bank ASA, New York Branch, and Wells Fargo Bank, N.A. as Co-Documentation Agents, and Mizuho Corporate Bank, Ltd. and SunTrust Bank as Co-Agents.

10.2	Guaranty, dated as of June 23, 2005, made by ENSCO International Incorporated as Guarantor in favor of Citibank, N.A. as Administrative Agent under the Amended and Restated Credit Agreement dated as of June 23, 2005, referenced in Exhibit 10.1 above, covering the obligations of its wholly-owned subsidiary, ENSCO Offshore International Company under said Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: June 27, 2005	/s/ H. E. MALONE, JR.
H. E. Malone, Jr.
Vice President

/s/ DAVID A. ARMOUR
David A. Armour
Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of June 23, 2005, among ENSCO International Incorporated and ENSCO Offshore International Company as Borrowers, the lenders signatory thereto, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A. as Administrative Agent, JPMorgan Chase Bank, NA, as Syndication Agent, DnB NOR Bank ASA, New York Branch as Issuing Bank, The Bank Of Tokyo-Mitsubishi, Ltd., DnB NOR Bank ASA, New York Branch, and Wells Fargo Bank, N.A. as Co-Documentation Agents, and Mizuho Corporate Bank, Ltd. and SunTrust Bank as Co-Agents.

10.2	Guaranty, dated as of June 23, 2005, made by ENSCO International Incorporated as Guarantor in favor of Citibank, N.A. as Administrative Agent under the Amended and Restated Credit Agreement dated as of June 23, 2005, referenced in Exhibit 10.1 above, covering the obligations of its wholly-owned subsidiary, ENSCO Offshore International Company under said Amended and Restated Credit Agreement.